UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2014

CBEYOND, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51588	59-3636526
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
320 Interstate North Parkway, Suite 500
Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)
(678) 424-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Cost Associated with Exit or Disposal Activities

On January 21, 2014, Cbeyond implemented a workforce reduction plan to rebalance its resources due to the expected revenue declines and margin compression related to its ongoing business transformation.  The workforce reduction plan resulted in reducing headcount by approximately 100 employees.  Cbeyond currently estimates that it will recognize pre-tax charges to its GAAP financial results of approximately $2 million in the first quarter of 2014 consisting largely of severance and one-time termination benefits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cbeyond, Inc.

Date: January 24, 2014	By:	/s/ J. Robert Fugate
J. Robert Fugate Executive Vice President and Chief Financial Officer